UNITED STATES DISTRICT COURT

DISTRICT OF MARYLAND

NORTHERN DIVISION

—————————————————––––x

WILLIAM DOWNHAM,
1:05-cv-00978 (AMD)
Plaintiff,

:

v.

ALAN J. NOIA, et al.,

Defendants.

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NOTICE OF SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL PERSONS WHO OWNED ALLEGHENY ENERGY, INC. (“ALLEGHENY” OR THE COMPANY”) COMMON STOCK AS OF JANUARY 31, 2006

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the Court (the “Court”), that the above-captioned action is a shareholder’s derivative action brought on behalf of Allegheny, and that the proposed settlement (the “Settlement”) of the above-captioned action along with a related shareholder derivative action involving Allegheny pending in the Supreme Court of the State of New York (collectively, the above-captioned action and the New York action will be referred to as the “Action”), has been reached, subject to Court approval. A final hearing will be held before the Honorable Andre M. Davis, of the United States District Court for the District of Maryland, Northern Division, at 10 a.m., on May 5, 2006, among other things, to determine whether the proposed settlement of the Action should be approved by the court as fair, reasonable and adequate and whether a judgment should be entered dismissing the Action and releasing and barring claims that were or could have been asserted in the Action (the “Final Hearing”). The Court will also rule upon Plaintiffs’ Counsel’s application for an award of attorneys fees and reimbursement of expenses at the Final Hearing.

IF YOU HELD ALLEGHENY COMMON STOCK AS OF JANUARY 31, 2006, AND YOU CONTINUE TO HOLD THOSE SHARES AS OF THE DATE OF THE FINAL HEARING, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

I.	THE ACTION

On or about April 8, 2005, Plaintiff William Downham (“Downham”) commenced a shareholder’s derivative action against certain of Allegheny’s current and/or former officers and directors, Downham v. Noia et al., No. 1:05-cv-00978-AMD (the “Downham Action”). Among other things, Downham alleged that certain of Allegheny’s current and/or former officers and directors had (i) breached their fiduciary duties in connection with the Company’s acquisition of Merrill Lynch’s energy trading business, Global Energy Markets (“GEM”) and (ii) failed to ensure that Allegheny maintained risk management systems and internal controls necessary to accurately report the company’s financial results to investors. Downham alleged that Allegheny suffered damages as a result. Finally, Downham alleged that the current directors on Allegheny’s board of directors (the “Board”) breached their fiduciary duties by failing to remedy the claims set forth in the Downham Action.

On or about June 13, 2003, Plaintiff James Fiore (“Fiore”) commenced a shareholder derivative action on behalf of Allegheny against certain of Allegheny’s former officers and directors in the Supreme Court of the State of New York, Fiore v. Noia et al., No. 03 Civ. 110860 (the “Fiore Action”). Among other things, Fiore alleged that Allegheny’s former officers and/or current and former directors breached their fiduciary duties to Allegheny in connection with its acquisition of GEM, and by subsequently releasing financial reports that materially overstated GEM’s revenues.

Collectively, the Downham Action and the Fiore Action shall be referred to as the “Action.”

II.	DISCOVERY, INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS’ SETTLEMENT COUNSEL

Plaintiffs’ Settlement Counsel (as that term is defined in Section V hereof) has conducted extensive discovery and investigation during the development and prosecution of the Action. This discovery and investigation has included, inter alia; (i) inspecting, reviewing and analyzing thousands of pages of documents produced by, or otherwise relating to, Allegheny and GEM; (ii) consulting with corporate governance experts; (iii) participating in numerous face-to-face and telephonic meetings with Allegheny’s counsel and the Settling Defendants’ counsel; (vi) numerous settlement conferences with an experienced mediator retained to assist the Settling Parties (as that term is defined in Section V hereof) in resolving the Action; and (v) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs (as that term is defined in Section V hereof) in the Action. The Settling Defendants (as that term is defined in Section V hereof) also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiffs or Allegheny have suffered any damages. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of arising out of, relating to, or in connection with any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Each of the Settling Defendants denies and continues to deny the allegations concerning any alleged breach of fiduciary duty, misappropriation and/or waste of corporate assets or unjust enrichment. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Allegheny and Current Allegheny Stockholders (as that term is defined in Section V hereof).

Nonetheless, the Settling Defendants have concluded that further litigation would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation of Settlement on file with the Court (the “Stipulation”). The Settling Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex shareholder litigation like the Action. The Settling Defendants have, therefore, determined that it is desirable and beneficial to them that the Action be settled in the manner and upon the terms and conditions set forth in the Stipulation.

IV.	CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Representative Plaintiffs believe that the claims asserted in the Action have merit and that the evidence developed to date supports the claims asserted. However, Plaintiffs’ Settlement Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through appeals. Plaintiffs’ Settlement Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Settlement Counsel also are mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the

Action. Based on these considerations, among others, Plaintiffs’ Settlement Counsel believe that the settlement set forth in the Stipulation confers substantial benefits upon Representative Plaintiffs and Allegheny.

V.	DEFINITIONS USED IN THIS NOTICE
	5.1.	Definitions

As used herein, the following terms have the meanings specified below:

5.1.1       “Allegheny” or the “Company” means Allegheny Energy, Inc., or any of its past or present parents, subsidiaries, predecessors, successors, divisions, or affiliated entities.

5.1.2       “Current Allegheny Stockholder” or “Current Allegheny Stockholders” means all record and/or beneficial owners of Allegheny common stock as of January 31, 2006, who continue to own their shares as of the date of the Final Hearing.

5.1.3       “Defendants” means Allegheny, and any of its subsidiaries, Defendant Alan J. Noia, Wendell F. Holland, Gunnar Sarsten, Eleanor Baum, Phillip E. Lint, Frank A. Metz, Jr., Steven H. Rice, Lewis B. Campbell, James J. Hoecker, Ted J. Kleisner, Michael P. Morrell, Bruce E. Walenczyk, Daniel L. Gordon, H. Furlong Baldwin, Cyrus F. Freidheim, Jr., Julia L. Johnson, Michael H. Sutton, T.J. Kloc and Paul J. Evanson.

5.1.4       “Effective Date” means the first date by which all of the events and conditions specified in paragraph 9.1 of the Stipulation have been met and have occurred.

5.1.5       “Final” means: (i) The date of final affirmance on an appeal of the Judgment; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court’s Judgment approving the Stipulation substantially in the form of Exhibit D attached to the Stipulation; i.e., thirty (30) days after entry of the Judgment. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any application for attorneys’ fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

5.1.6       “Judgment” means the Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form attached as Exhibit D to the Stipulation.

5.1.7       “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

5.1.8       “Plaintiffs’ Settlement Counsel” means the following counsel for Plaintiffs in the Action: The Weiser Law Firm. P.C., Robert B. Weiser, Esq., 121 N. Wayne Ave., Suite 100, Wayne, PA 19087, Telephone (610) 225-2616; Pomerantz Haudek Block Grossman & Gross, LLP, H. Adam Prussin, Esq.,100 Park Avenue, 26th Floor, New York, NY 10017, Telephone (212) 661-1100.

5.1.9	“Preliminary Approval” occurs when the Court signs the Notice Order.

5.1.10     “Related Parties” means each of the Settling Defendants’ past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters (acting in that capacity), insurers, co-insurers, reinsurers, controlling shareholders, accountants or auditors, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, executors, administrators, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.

5.1.11     “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in paragraph 5.1.17 hereof), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted by any Current Allegheny Stockholder on behalf of Allegheny, against the Settling Defendants or their Related Parties in the Action, that are based upon or relate in any way to the facts, circumstances, transactions, events, occurrences, disclosures, statements, omissions, acts or failures to act which were alleged or could have been alleged in the Action, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), suppression (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, unjust enrichment, breach of contract, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations or any other source of legal or equitable obligation of any kind or description in whatever forum. Notwithstanding the foregoing, and for the avoidance of doubt, the above releases shall not apply to (i) the claims brought by Allegheny against Daniel L. Gordon in arbitration proceedings administered by the American Arbitration Association, No. 13 160 00060 03; (ii) the claims brought by Allegheny in the forfeiture proceeding in United States v. Daniel L. Gordon, No. 03 Cr. 1494 (GEL) (S.D.N.Y.); (iii) any other claims, cases or proceedings that Allegheny has brought or may bring against Daniel L. Gordon; or (iv) claims that Allegheny has or may have against its insurers (including Zurich).

5.1.12     “Released Persons” means each and all of the Settling Defendants and their respective Related Parties, except for defendant Daniel L. Gordon.

5.1.13	“Representative Plaintiffs” means William Downham and James Fiore.

5.1.14     “Representative Plaintiffs’ Counsel” means the undersigned counsel who have appeared for any of the Representative Plaintiffs in the Action.

5.1.15     “Settling Defendants” means, collectively, each of the Defendants other than Daniel L Gordon. All of the Settling Defendants will be “Released Persons” (as defined at paragraph 5.1.12 above).

5.1.16     “Settling Parties” means, collectively, each of the Settling Defendants and the Representative Plaintiffs on behalf of themselves and derivatively on behalf of Allegheny and Current Allegheny Stockholders.

5.1.17     “Unknown Claims” means any Released Claims which any Representative Plaintiff, Allegheny or Current Allegheny Stockholder does not know or suspect to exist in their favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. The Representative Plaintiffs, Allegheny or Current Allegheny Stockholder may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Representative Plaintiff, Allegheny or Current Allegheny Stockholder shall expressly, upon the Effective Date, be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Representative Plaintiffs acknowledge, and Current Allegheny Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a material and essential part and expressly waive (i) the benefits of the provisions of Section 1542 of the California Civil Code, which provides that “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor” and (ii) the benefits of any comparable law, statute, regulation or legal principle of any other jurisdiction.

VI.	THE SETTLEMENT

6.1           As a result of the filing, prosecution and settlement of the Action, Allegheny has agreed to adopt the following corporate governance practices:

A.	Review of Internal Audit Functions

(i)             During calendar year 2005, Allegheny will engage the Institute of Internal Auditors (“IIA”) to conduct a review of its internal audit function, in accordance with the IIA’s Quality Assessment Proposal dated November 25, 2003, to assess Allegheny’s implementation of the International Standards for the Professional Practices of Internal Auditing and to make recommendations to improve the efficiency and effectiveness of the company’s audit functions.

(ii)           The IIA’s 2005 report and findings shall be provided to the Board of Directors.

(iii)          The Audit Committee of the Board, in the exercise of its discretion, shall determine which IIA findings or recommendations, if any, to disclose in Allegheny’s 2006 proxy statement and which, if any, recommendations should be implemented.

(iv)          During calendar year 2008, Allegheny will engage IIA (or a comparable organization) to conduct a follow-up review of its internal audit function.

(v)	This 2008 report and findings shall be provided to the Board of Directors.

(vi)          The Audit Committee, in the exercise of its discretion, shall determine which findings or recommendations, if any, to disclose in Allegheny’s 2009 proxy statement and which, if any, recommendations should be implemented.

B.	Review of External Auditors

(i)             Before the appointment of an independent registered public accounting firm for fiscal year 2006, a formal review of the qualifications and performance of Allegheny’s external auditors will be conducted under the supervision of the Audit Committee.

(ii)           Based on the results of the review, the Audit Committee, in the exercise of its discretion, shall determine what action, if any, will be taken, including whether to consider the replacement of the external auditor, through a competitive bidding process or otherwise, before appointing an external auditor for the company for fiscal year 2006.

C.	Material Sales and Acquisitions

(i)             If, after approving Allegheny’s purchase or sale of an asset for a price in excess of $25 million, there are material changes to (i) the material terms of the purchase or sale agreement or (ii) material information on which the Board’s approval was based, the Board (or the Executive Committee of the Board) shall be required to ratify its approval before the transaction can be entered into.

(ii)           This provision shall apply to purchase and sale agreements entered on or before December 31, 2009.

D.	Forfeiture of Bonus and Profits for Restatements

(i)             If Allegheny is required under generally accepted accounting principles to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board shall determine whether the restatement was caused by the knowing misconduct of the chief executive officer or chief financial officer.

(ii)           If the Board determines that knowing misconduct by the chief executive officer or chief financial officer has occurred and caused such restatement, it shall take the steps necessary to secure reimbursement from the responsible chief executive officer or chief financial officer of –

a.

any bonus or other incentive-based or equity-based compensation received by the responsible officer from Allegheny during the 12-month period following the first public issuance or filing with the Commission (whichever first occurs) of the financial document embodying such error; and

b.	any net profits realized by the responsible officer from the sale of Allegheny securities during that 12-month period.

(iii)          Any monies recovered under this provision may be held in constructive trust for the benefit of the Company, if the Board, in its discretion, determines that it is appropriate to do so.

(iv)          This provision does not purport to limit Section 304 of the Sarbanes-Oxley Act in any way, but any monies recovered under this provision shall be deemed by the Company to have been recovered under Section 304 of the Sarbanes-Oxley Act.

(v)           Nothing in this provision shall be construed to require the Company or the Board to take any action it is expressly prohibited from taking by binding precedent from the U.S. Supreme Court, the U.S. Court of Appeals for the Third Circuit, or the U.S. Court of Appeals for the Fourth Circuit.

(vi)          Unless otherwise required by law, this provision shall apply to financial statements through Allegheny’s Form 10-K for the period ending December 31, 2009.

6.2           On the Effective Date, Plaintiffs, the Settling Defendants, Allegheny and their Related Persons will be deemed to have released each other pursuant to the Releases described in Section VIII below.

VII.	REASONS FOR THE SETTLEMENT

In evaluating the reasonableness of the settlement, Plaintiffs’ Settlement Counsel analyzed the likelihood of success on the claims asserted in the Action. Plaintiffs’ Settlement Counsel believes that the claims asserted in the Action have merit; however, it is possible Defendants could have defeated the claims, in which case the Company would have received nothing. Plaintiffs’ Settlement Counsel recognizes the significant risks necessary to prosecute the Action against the Defendants through trial and that even if a successful result was achieved at trial, such decision would likely be submitted to appellate review. In addition to the inherent difficulties and delays involved in complex litigation like the Action, Plaintiffs’ Settlement Counsel are mindful of the many problems of proof under and possible defenses to the violations of law asserted and, therefore, believe that it is in the best interest of the Current Allegheny Stockholders and the Company to resolve the Action for the benefits obtained as result of the Settlement. Moreover, even if Plaintiffs were successful after trial and appeals, any recovery might be offset by the significant expenses incurred in continuing to litigate the Action.

In addition to these risks, the remedies available to Plaintiffs would have been subject to rigorous attack by Defendants prior to and at trial. Recoverable damages are limited to losses caused by actionable conduct under applicable law and, had the Action gone to trial, Defendants would have attempted to prove that Current Allegheny Stockholders and Allegheny suffered no injuries at all.

As such, and in light of the foregoing, the Settlement, which provides immediate, material benefits to Current Allegheny Stockholders and Allegheny, is in the Company’s best interests.

VIII.	RELEASES

8.1           Upon the Effective Date, as defined in paragraph 5.1.4, the Representative Plaintiffs and their counsel, on their own behalf and derivatively on behalf of Allegheny and Current Allegheny Stockholders (in their capacity as stockholders only), shall fully, finally, and forever release relinquish and discharge all Released Claims (including Unknown Claims as defined in paragraph 5.1.17) against each and all of the Released Persons.

8.2           Upon the Effective Date, as defined in paragraph 5.1.4, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiffs, counsel to the Representative Plaintiffs, Allegheny (as nominal defendant) and Current Allegheny Stockholders from all claims (including Unknown Claims as defined in paragraph 5.1.17), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.

IX.	PLAINTIFF SETTLEMENT COUNSELS’ ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

9.1           Plaintiffs’ Settlement Counsel have agreed to apply for an award of attorney’s fees and expenses not to exceed $450,000.00 (plus any interest accrued thereon since the time of deposit into an escrow account) to be paid by or on behalf of the Settling Defendants, and Allegheny and all the Settling Defendants have agreed not to oppose that application if so limited (the “Fees and Expenses”).

9.2              To date, Plaintiffs’ Settlement Counsel have not received any payment for their services in prosecuting the Action, nor have they been reimbursed for their out-of-pocket expenses. The Fees and Expenses would compensate counsel for their efforts in achieving the benefits described herein and for their risk in undertaking this representation on a contingency basis.

X.	THE FINAL HEARING

10.1           The Final Hearing will be held on May 5, 2006, at 10 a.m., before the Honorable Andre M. Davis, of the United States District Court for the District of Maryland, Northern Division, Garmatz Federal Courthouse, 101 West Lombard St., Baltimore, MD 21201. The purpose of the Final Hearing will be to determine whether: (i) the Settlement should be approved as fair, reasonable and adequate; and (ii) to approve the Fees and Expenses. The Court will also rule on any other matters before it.

10.2           The Court may adjourn the Final Hearing by oral announcement at such hearing or at any adjournment without further notice of any kind. The Court may approve the Settlement with or without modifications, enter an Order and Final Judgment, and order the payment of the Fees and Expenses without further notice of any kind.

XI.	THE RIGHT TO BE HEARD AT THE HEARING

Any Current Allegheny Stockholder may, but is not required to, enter an appearance in the Action and be represented by counsel of his, her or its choice and expense. Any Current Allegheny Stockholder who does not enter an appearance will be represented by Plaintiffs’ Settlement Counsel. Unless otherwise ordered by the Court, no Allegheny stockholder or any person shall be heard or shall be entitled to contest the approval of the Settlement, or the Fees and Expenses, and no papers, briefs, pleadings or other documents submitted by any Allegheny stockholder or any other person shall be received and considered, unless, no later than ten (10) days prior to the Final Hearing that person has caused to be filed written objections, stating all supporting bases and reasons, with:

CLERK OF THE COURT
United States District Court
Garmatz Federal Courthouse
Suite 4415
101 West Lombard St.
Baltimore, MD 21201

and has served copies of all such papers at the same time upon the following by first-class mail:

ROBERT B. WEISER, Esq.	WILLIAM J. SNIPES, Esq.
THE WEISER LAW FIRM, P.C.	SULLIVAN & CROMWELL LLP
121 N. Wayne Ave., Suite 100	125 Broad Street
Wayne, Pennsylvania 19087	New York, New York 10004
Telephone: 1-866-934-7372	Telephone: 1-212-558-4000

Counsel for Representative Plaintiffs	Counsel for Settling Defendants

Every objection must contain: (1) the Person’s name, address and telephone number; (2) the number of shares of Allegheny common stock the Person owns; (3) the date(s) of purchase of such shares; (4) a detailed statement of the basis for the Person’s objections to or comments upon the Settlement, Plaintiffs’ Settlement Counsels’ request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (5) any supporting papers, including all documents and writings that the person desires the Court to consider; and (6) a representation as to whether the Person intends to appear the Final Hearing.

Any Current Allegheny Stockholder who does not make his, her or its objection in the manner provided for in the preceding paragraph shall be deemed to have waived such objection and shall forever be foreclosed from making any objections to the fairness, adequacy, or reasonableness of the Settlement, or the Fees and Expenses.

XII.	EXAMINATION OF PAPERS

This Notice does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you can: (i) review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, United States District Court, Garmatz Federal Courthouse, 101 West Lombard St., Baltimore, MD 21201; or (ii) contact counsel for Plaintiffs listed herein.

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.
DATED: March 7, 2006